UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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IVAX Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

May [ ___ ], 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of IVAX Diagnostics, Inc., which will be held on June 15, 2012 at 10:00 a.m., local time, at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130.

At the Annual Meeting, our stockholders will be asked to elect two directors to our Board of Directors, approve an amendment to the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.” and consider any other business that may be properly brought before the Annual Meeting.

The Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, more fully describe the actions to be considered by our stockholders at the Annual Meeting.

Our Board of Directors recommends that you vote your shares “FOR” the election of each of the two nominees named in the Proxy Statement to our Board of Directors and “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.” ERBA Diagnostics Mannheim GmbH, directly or indirectly, beneficially owns approximately 78.0% of our issued and outstanding Common Stock. ERBA Diagnostics Mannheim GmbH has advised us that they intend to vote, or cause to be voted, all shares of our Common Stock directly or indirectly beneficially owned by them “FOR” each of the two proposals, which are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Accordingly, the election of the two director nominees is assured and the amendment of the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.” is assured.

Whether or not you plan to attend the Annual Meeting and regardless of the size of your holdings, you are encouraged to promptly sign, date and mail the enclosed proxy in the pre-stamped envelope provided. Your participation is valued. The prompt return of your proxy will save the Company from incurring additional solicitation expenses. Please vote today.

On behalf of our Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

[ signature ]

Kevin D. Clark,
Chief Executive Officer,
Chief Operating Officer and President

IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 15, 2012

Notice is hereby given that the 2012 Annual Meeting of Stockholders of IVAX Diagnostics, Inc. (the “Company”) will be held at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130 on June 15, 2012 commencing at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors to the Company’s Board of Directors, each of whom will serve for a three-year term;
2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.”; and
3.	To consider such other business as may properly be brought before the Annual Meeting or any postponement or adjournment thereof.

The foregoing matters are more fully described in the Proxy Statement which forms a part of this Notice of Annual Meeting.

Only stockholders of record at the close of business on May 17, 2012 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

[ signature ]

Kevin D. Clark,
Chief Executive Officer,
Chief Operating Officer and President

Miami, Florida
May [ __ ], 2012

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of IVAX Diagnostics, Inc. (the “Company”) of proxies for use at the 2012 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130 on June 15, 2012 at 10:00 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to stockholders on or about May [___], 2012.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

Only holders of record of the Company’s Common Stock at the close of business on May 17, 2012 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 34,991,554 shares of the Company’s Common Stock were issued and outstanding. Holders of the Company’s Common Stock are entitled to one vote per share on all matters to be considered at the Annual Meeting. Stockholders who wish to attend the Annual Meeting may contact the Company’s Customer Service Department at (305) 324-2300 for directions to the Annual Meeting.

What am I voting on?

There are two proposals scheduled to be voted on at the Annual Meeitng:

1.	To elect two directors to the Company’s Board of Directors, each of whom will serve for a three-year term; and
2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.”

Although the Board of Directors is unaware of any other matter to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting upon which stockholders are entitled to vote, then the persons named in the proxy will vote as proxies in accordance with their own best judgment on those matters.

How do I vote?

The Board of Directors recommends that you vote “FOR” the election of each of the two nominees to the Board of Directors and “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.” Each proxy solicited, if properly completed and received by the Company prior to the Annual Meeting and not revoked prior to its use, will be voted in accordance with the instructions contained therein.

If, on the Record Date, your shares were registered in your name directly with the Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, in order to ensure that your vote is represented at the Annual Meeting and at any and all postponements or adjournments thereof, the Company encourages you to complete, sign, date and return the enclosed Proxy Card in the postage pre-paid envelope provided.

If, on the Record Date, your shares were held beneficially through a brokerage account or through a bank or other nominee, then you are considered the beneficial owner of the shares but not the record holder of the shares, and your shares are held in “street name.” If you hold your shares in “street name,” then to vote your shares, you must follow the voting instructions that you receive from your broker, bank or other nominee. If you hold your shares in “street name,” then you will not be entitled to vote in person at the Annual Meeting (although you will be permitted to attend) unless you have obtained a signed proxy from your broker, bank or other nominee giving you the right to vote the shares. If you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee can vote your shares only with respect to “discretionary” matters, but not with respect to “non-discretionary” matters.

The proposal to elect the two nominees named in the Proxy Statement to the Board of Directors is a “non-discretionary” matter on which your broker, bank or other nominee will not be permitted to vote your shares if you do not provide voting instructions. Therefore, if you do not provide voting instructions to your broker, bank or other nominee with respect to this “non-discretionary” matter to be considered at the Annual Meeting, then your shares will be treated as “broker non-votes” on, and will effectively count as votes to “WITHHOLD” with respect to, this proposal. Accordingly, if you hold your shares in “street name,” then it is important that you give voting instructions to your broker, bank or other nominee by following the voting instructions that you receive from your broker, bank or other nominee.

The proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.” is a “discretionary” matter on which your broker, bank or other nominee will be permitted to vote your shares if you do not provide voting instructions.

Proxies received with no instructions will be voted “FOR” the election of each of the two nominees to the Board of Directors and “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.”

You can change or revoke your proxy at any time before it is exercised. To do so, you must:

•	notify the Secretary of the Company in writing at the address set forth above that you are revoking your proxy;
•	complete, sign, date and mail a new Proxy Card bearing a later date; or
•	subject to the requirements set forth above with respect to “street name” holders, attend the Annual Meeting and vote in person.

What vote is required for approval?

To elect the two nominees named in the Proxy Statement to the Board of Directors, the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting is required. There is no right to cumulative voting in the election of directors. Abstentions and “broker non-votes” will effectively count as votes to “WITHHOLD” with respect to this proposal.

To approve the amendment to the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.”, the vote of the holders, present in person or represented by proxy at the Annual Meeting, of issued and outstanding shares of the Company’s Common Stock representing a majority of the votes of all issued and outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting is required. Abstentions will have the same effect as voting “AGAINST” this proposal.

ERBA Diagnostics Mannheim GmbH (“ERBA”), directly or indirectly, beneficially owns approximately 78.0% of the issued and outstanding shares of the Company’s Common Stock. ERBA has advised the Company that it intends to vote, or cause to be voted, all shares of the Company’s Common Stock directly or indirectly beneficially owned by them “FOR” the election of the two nominees named in this Proxy Statement to the Board of Directors and “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.” Accordingly, the election of the two director nominees is assured and the amendment of the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.” is assured.

What is a quorum?

The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of the Company’s Common Stock is necessary to transact business at the Annual Meeting. Abstentions and “broker non-votes” will be counted as present for purposes of establishing a quorum. If there are not sufficient shares represented for a quorum, then the Annual Meeting may be adjourned or postponed from time to time until a quorum is established.

Who is paying for this proxy solicitation?

The Company will bear the expense of soliciting proxies and may reimburse brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such brokers, banks and nominees. The Company does not intend to solicit proxies other than by the use of the mail.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors met sixteen times during the 2011 fiscal year. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and committees on which he served during the 2011 fiscal year. All five of the then-serving members of the Board of Directors attended the Company’s 2011 annual meeting of stockholders, although the Company has no formal policy requiring them to do so.

Under the applicable rules of the NYSE Amex (formerly known as the American Stock Exchange), the Company is considered a “controlled company” because ERBA, directly or indirectly, beneficially owns approximately 78.0% of the issued and outstanding shares of the Company’s Common Stock. On September 2, 2010, ERBA, Transasia Bio-medicals Ltd., Erba Lachema s.r.o. and Suresh Vazirani and Kishore “Kris” Dudani, both of whom are current members of the Board of Directors, filed a Schedule 13D as a “group,” as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act ”), which Schedule 13D was amended by them on July 5, 2011, in connection with their aggregate beneficial ownership of approximately 78.0% of the issued and outstanding shares of the Company’s Common Stock. As a “controlled company,” the Company is not subject to certain corporate governance requirements of the NYSE Amex, including the requirements to (i) maintain a majority of “independent” directors on the Board of Directors, (ii) have a nominating committee or (iii) have a compensation committee comprised solely of “independent” directors.

The Board of Directors has determined that four of its members — Philippe Gadal, Pharm.D., John B. Harley, M.D., Ph.D., David M. Templeton, and Gerald E. Gallwas — are “independent,” as such term is defined in the applicable rules of the NYSE Amex relating to the independence of directors (the “NYSE Amex independence rules”).

In determining that Dr. Harley is independent, the Board of Directors considered the oral consulting agreement between Dr. Harley and ImmunoVision, pursuant to which Dr. Harley was paid $5,000 per month from January 2010 through June 2010 and $2,000 per month from July 2010 through December 2011 and thereafter, to provide ImmunoVision with technical guidance and business assistance on an as-needed basis (in addition to the amounts he receives for his service as a member of the Board of Directors and any committees of the Board of Directors). The Board of Directors also considered the license agreement between Dr. Harley and the Company, pursuant to which Dr. Harley has granted an exclusive worldwide license to the Company for certain patents, rights and technology relating to monoclonal antibodies against autoimmune RNA proteins developed by Dr. Harley in exchange for specified royalty payments, including an annual minimum royalty of $10,000 for each licensed product utilized by the Company. During each of 2011 and 2010, the Company accrued an aggregate payment of $10,000 to Dr. Harley under such license.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee.  From the beginning of the 2011 fiscal year through September 26, 2011, the Audit Committee consisted of Philippe Gadal, Pharm.D., Chairman, and David M. Templeton. On September 26, 2011, Gerald E. Gallwas was appointed to the Board of Directors, the Audit Committee and the Compensation Committee. Accordingly, from September 26, 2011 through the end of the 2011 fiscal year, the Audit Committee consisted of, and the Audit Committee currently consists of, Dr. Gadal, Chairman, and Messrs. Templeton and Gallwas. As a “smaller reporting company,” as such term is defined under the Exchange Act, and in accordance with applicable rules and regulations of the NYSE Amex, the Company is permitted to have an audit committee consisting of just two members.

The Audit Committee met five times during the 2011 fiscal year. The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and the stockholders and to report the results of its activities to the Board of Directors. The Audit Committee engages the independent auditors, approves all audit services and permitted non-audit services to be provided by the independent auditor, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors’ report and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Board of Directors has determined that each of Dr. Gadal and Messrs. Templeton and Gallwas is “independent,” as such term is defined in the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the NYSE Amex relating to directors serving on audit committees. The Board of Directors also determined that each of Dr. Gadal and Mr. Templeton has the attributes, education and experience of an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. The Audit Committee charter is posted in the “Investor Relations” section of the Company’s Internet web site at www.ivaxdiagnostics.com.

Compensation Committee.  From the beginning of the 2011 fiscal year through September 26, 2011, the Compensation Committee consisted of Suresh Vazirani, Chairman, Philippe Gadal, Pharm.D. and David M. Templeton. On September 26, 2011, Gerald E. Gallwas was appointed to the Board of Directors, the Audit Committee and the Compensation Committee. Accordingly, from September 26, 2011 through the end of the 2011 fiscal year, the Compensation Committee consisted of, and the Compensation Committee currently consists of, Mr. Vazirani, Chairman, Dr. Gadal and Messrs. Templeton and Gallwas.

The Compensation Committee met twice during the 2011 fiscal year. The Compensation Committee establishes and implements compensation policies and programs for executives of the Company, including the Named Executive Officers (as defined in the introductory paragraph to the “Summary Compensation Table” below) and recommends the compensation arrangements for executive management and directors. It also serves as the Stock Option Committee for the purpose of making grants of options under the Company’s stock option plans. As permitted by the rules of the NYSE Amex, the Compensation Committee does not operate under a written charter.

Director Nominations

As a “controlled company,” the Board of Directors is not required to, and does not, have a nominating committee. The Board of Directors believes that it is appropriate for the Company to not have a nominating committee because ERBA, directly or indirectly, beneficially owns approximately 78.0% of the issued and outstanding shares of the Company’s Common Stock and, as a result, are in a position to control the election of the Company’s directors. The Board of Directors performs the function of identifying and evaluating director nominees for the Company. The Board of Directors does not consider director nominees recommended by stockholders of the Company, other than those recommended by stockholders who also serve on the Board of Directors. While the Board of Directors has not established specific, minimum qualifications, qualities or skills that a director nominee is required to have and the Board of Directors does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board of Directors generally considers: (i) the size of the Board of Directors best suited to fulfill its responsibilities, (ii) the overall composition of the membership of the Board of Directors to ensure that the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds and (iii) the reputation, independence, integrity, education, and business, strategic and financial skills of director nominees. Both of the nominees for election as a director named in this Proxy Statement were unanimously recommended by the full Board of Directors for submission to the stockholders of the Company as the Board of Directors’ nominees.

Leadership Structure

Since September 1, 2010, Suresh Vazirani has served as the Executive Chairman of the Board of Directors of the Company, while Kevin D. Clark has served as the Company’s Chief Executive Officer, Chief Executive Officer and President. The Board of Directors believes that the advisability of having a separate or combined Chairman and Chief Executive Officer is dependent upon the strengths of the individuals that hold these positions and the most effective means of leveraging these strengths. Accordingly, while in the past the Company has combined the Chairman and Chief Executive Officer positions, at this time, given the composition of the Board of Directors, the effective interaction between Mr. Vazirani, as Executive Chairman of the Board of Directors, and Mr. Clark, as Chief Executive Officer, Chief Operating Officer and President, and the current adverse economic environment and challenges faced by the Company, the Board of Directors believes that separating the Chairman and Chief Executive Officer positions provides the Company with the right foundation to pursue its strategic and operational objectives, while maintaining effective oversight and objective evaluation of the Company’s performance.

Risk Oversight

The Board of Directors is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board of Directors has allocated some areas of focus to its committees and has retained other areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for reviewing the adequacy and appropriateness of the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. Finally, the Board of Directors as a whole has oversight responsibility for the Company’s strategic and operational risks. Further, throughout the year, the Board of Directors reviews, considers and discusses with management the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the Company’s risk management process and system, the nature of the material risks faced by the Company, and the adequacy of the Company’s risk management process and system designed to respond to and mitigate these risks. While the Board of Directors recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board of Directors believes that the Company’s systematic and proactive approach to risk management provides the Board of Directors with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Stockholder Communications with the Board of Directors

The Board of Directors has provided a process for stockholders of the Company to send communications to the Board of Directors or to a particular director. Any stockholder who wishes to communicate with the Board of Directors or any particular director may do so by sending all such communications in writing, via United States mail, postage prepaid, to: Secretary, IVAX Diagnostics, Inc., 2140 North Miami Avenue, Miami, Florida 33127. Each stockholder writing should include a statement indicating that the sender is a stockholder of the Company and should specify whether the communication is directed to the full Board of Directors or to a particular director. Company personnel will review all properly sent stockholder communications and will forward the communication to the director or directors to whom it is intended, attempt to handle the inquiry directly if it relates to a routine or ministerial matter or not forward the communication if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics, which applies to all of the Company’s directors, officers and employees, and a code of ethics, also known as a Senior Financial Officer Code of Ethics, which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct and Ethics and the Senior Financial Officer Code of Ethics are posted in the “Investor Relations” section of the Company’s Internet web site at www.ivaxdiagnostics.com. If the Company makes an amendment to, or grants a waiver with respect to, any provision of the Senior Financial Officer Code of Ethics, then the Company intends to disclose the nature of such amendment or waiver by posting it in the “Investor Relations” section of the Company’s Internet web site at www.ivaxdiagnostics.com or by other appropriate means as required or permitted under the applicable rules and regulations of the SEC and the NYSE Amex.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities with the SEC and the NYSE Amex. The Company’s directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them for the fiscal year ended December 31, 2011.

PROPOSAL #1:
ELECTION OF DIRECTORS

Nominees for Election as Director

The Company’s Bylaws provide that the Board of Directors shall consist of no less than one director. The Board of Directors currently consists of six directors divided into three classes, each of which has a three-year term, which terms expire in annual succession. A total of two directors will be elected at the Annual Meeting, both of whom will serve for a three-year term expiring in 2015. ERBA, who directly or indirectly beneficially owns approximately 78.0% of the issued and outstanding shares of the Company’s Common Stock, has advised the Company that it will vote, or cause to be voted, all shares of the Company’s Common Stock held by it in favor of both of the nominees. If either nominee is unable to serve, which the Board of Directors has no reason to expect, ERBA has advised the Company that it will vote, or cause to be voted, all shares of the Company’s Common Stock directly or indirectly beneficially owned by it for the other named nominees and for the person(s), if any, who is designated by the Board of Directors to replace such nominee(s). Accordingly, election of both of the nominees nominated by the Board of Directors is assured.

The following table sets forth the names and ages of the director nominees and the years during which their terms of office will expire if their election to the Board is approved at the Annual Meeting. Both of the director nominees currently serve as directors of the Company and have been nominated for re-election at the Annual Meeting. Messrs. Gallwas and Templeton’s current terms of service on the Board of Directors expire at the Annual Meeting. Mr. Gallwas was appointed to the Board of Directors on September 26, 2011.

Name	Age	Term of Office
Gerald E. Gallwas	75	2015
David M. Templeton	59	2015

The following list contains certain additional information with respect to each of the director nominees, including his principal occupation or employment for at least the previous five years and his specific experience, qualifications, attributes and/or skills which, in the opinion of the Board of Directors, qualifies him to serve as a director and are likely to enhance the Board of Directors’ ability to manage and direct the Company’s business and affairs.

Gerald Gallwas was appointed as a director on the Board of Directors on September 26, 2011. Mr. Gallwas was a member of the original team that founded and managed the growth of what became the clinical diagnostic business of Beckman Instruments. He retired after 30 years of service. Mr. Gallwas currently serves on the boards of directors of Medica Corporation and the Arnold and Mabel Beckman Foundation and was previously the President of Sangy, Inc., an in vitro diagnostics consulting business. The Board of Directors believes that Mr. Gallwas’ vast experience within the diagnostics industry provides him with the ability to contribute valuable insight to the Board of Directors with respect to our business and technologies and to offer valuable assistance in helping to guide us in the years ahead.

David M. Templeton has served as a director on the Board of Directors since September 2010. Mr. Templeton has served as the President and Chief Operating Officer of Global Vetnostics Incorporated, a veterinary reference laboratory, since 2006 and the Chief Operating Officer of Catachem Inc., a manufacturer of human and veterinary clinical chemistry reagents, since July 2010. Mr. Templeton has also served as a business development consultant for Advy Chemical, a manufacturer of raw materials for use in the in vitro diagnostics industry, since 2005. Prior to that time, Mr. Templeton co-founded, and from 1983 until 2003 served as the Chief Executive Officer of, Diagnostic Chemicals Limited USA, a developer and manufacturer of diagnostic reagents, test kits and point of care diagnostic devices which was eventually acquired by Genzyme Corporation, the company with which Mr. Templeton began his career. The Board of Directors believes that Mr. Templeton’s appointment to the Board of Directors further strengthens its composition and that Mr. Templeton provides constructive insight to the Board of Directors as a result of his extensive background in the life sciences and diagnostics industries.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” BOTH OF THE NOMINEES FOR DIRECTOR

Directors Continuing in Office

The following table sets forth the names and ages of the directors continuing in office and the years during which their terms of office will expire.

Name	Age	Term of Office
Kishore “Kris” Dudani	58	2013
Philippe Gadal, Pharm.D.	56	2013
John B. Harley, M.D., Ph.D.	62	2014
Suresh Vazirani	62	2014

The following list contains certain additional information with respect to each of the directors continuing in office, including his principal occupation or employment for at least the previous five years and his specific experience, qualifications, attributes and/or skills which, in the opinion of the Board of Directors, qualifies him to serve as a director and are likely to enhance the Board of Directors’ ability to manage and direct the Company’s business and affairs.

Kishore “Kris” Dudani has served as a director on the Board of Directors since September 2010. Since 2004, Mr. Dudani has served as the Marketing and Business Development Representative — South, Central and Latin America, of ERBA. The Board of Directors believes that Mr. Dudani’s background in the in vitro diagnostics industry allows him to contribute valuable insight to the Board of Directors and that his insights and experience in the field of international marketing of in vitro diagnostic products will be valuable in helping to guide us in the years ahead. Mr. Dudani is the first cousin of Suresh Vazirani.

Dr. Philippe Gadal has served as a director on the Board of Directors since September 2010. Since 2009, Dr. Gadal has served as the Chief Executive Officer of AES Chemunex Inc., a manufacturer and developer of tests, equipment and reagents for microbiological laboratories. From 2003 through 2008, he served as the Chief Executive Officer of Trinity Biotech USA Inc., the United States subsidiary of Trinity Biotech PLC, an international diagnostics company which specializes in the development, manufacture and marketing of diagnostic test kits. Prior to joining Trinity Biotech, Dr. Gadal served in a variety of positions for companies involved in the in vitro diagnostics industry, including: General Manager of Diagnostica Stago Inc., a private medical devices company, from 1995 through 2003; Director of Hematology for Roche Diagnostics, a subsidiary of Hoffmann-La Roche Ltd., a leading company in the field of pharmaceutical and diagnostics, from 1993 through 1995; Director of the Hematology Business Unit for ABX France, a subsidiary of Hoffman-La Roche, from 1991 through 1992; President of ABX USA, a medical devices company which specializes in hematology, from 1998 through 1990; and Sales Representative for — and subsequently National Sales Manager of — Technicon, an international medical devices company, from 1984 through 1988. He received a Doctorate of Pharmacy (Pharm. D.) from Paul Sabatier University in France. The Board of Directors believes that Dr. Gadal’s vast experience as an executive officer of companies within the life sciences industry and his international background provides him with the ability to contribute valuable insight to the Board of Directors with respect to the Company’s business and technologies.

Dr. John B. Harley has served as a director on the Board of Directors since the Company’s merger with the pre-merger IVAX Diagnostics in 2001. Since June 2010, Dr. Harley has served as Director, Rheumatology Division, and Director, Center for Autoimmune Genomics and Etiology (CAGE), for Cincinnati Children’s Hospital Medical Center, Cincinnati, Ohio and is Professor of Pediatrics and Medicine, Affiliated, at the University of Cincinnati. He previously held various positions at the University of Oklahoma Health Sciences Center beginning in 1982. In the Department of Medicine, his positions included Chief of Rheumatology, Allergy and Immunology Section (1999 to 2010), James R. McEldowney Chair in Immunology and Professor of Medicine (1992 to 2007), Vice Chair for Research (2000 to 2004), George Lynn Cross Research Professor (1999 to 2010), Associate Professor (1986 to 1992) and Assistant Professor (1982 to 1986). During that period, Dr. Harley also held Adjunct Professorships in Pathology and Microbiology at the University of Oklahoma Health Sciences Center. Since 1982, Dr. Harley was also associated with the Oklahoma Medical Research Foundation’s Arthritis and Immunology Program as Program Head (1999 to 2010), Member (1998 to 2010), Associate Member (1989 to 1998), Affiliated Associate Member (1986 to 1989) and Affiliated Assistant Member (1982 to 1986). Dr. Harley also served as a Staff Physician (1982, 1984 to 1987 and 1992 to 2010) and a Clinical Investigator (1987 to 1992), Immunology Section, Medical Service at the Veterans Affairs

Medical Center, Oklahoma City, Oklahoma, and since July 2010, at the Veterans Affairs Medical Center, Cincinnati, Ohio. In 1981 and 1982, Dr. Harley was a Postdoctoral Fellow in Rheumatology with the Arthritis Branch of the National Institute of Arthritis, Diabetes and Digestive and Kidney Diseases, National Institute of Health, Bethesda, Maryland. He was also a Clinical Associate at the Laboratory of Immunoregulation, National Institute of Allergy and Infectious Diseases, National Institutes of Health, Bethesda, Maryland from 1979 to 1982. Dr. Harley is a member of the board of directors of JK Autoimmunity, Inc., a corporation of which Dr. Harley is the controlling shareholder, or JK Autoimmunity, as well as the Secretary and Treasurer and a member of the boards of directors of Dynamic Ventures, Inc. and VRB Associates, Inc. As the longest tenured member of the Board of Directors, Dr. Harley brings an unparalleled depth of experience in the medical diagnostics sector combined with an intimate knowledge of the Company’s operational, financial and strategic development. In addition, the Board of Directors believes that Dr. Harley’s strong academic background and medical research history, particularly within the medical diagnostics field, further contributes to the strategic composition of the Board of Directors.

Suresh Vazirani has served as the Executive Chairman of the Board of Directors since September 2010. Mr. Vazirani has served as the Chief Executive Officer and Managing Director of ERBA, an in vitro diagnostics company headquartered in Germany, since 2002 and the Chairman and Managing Director of Transasia Bio-Medicals Ltd., a diversified research and development-based, export-oriented in vitro diagnostics company headquartered in India and the parent company of ERBA, since 1985. As described above, ERBA beneficially owns, directly or indirectly, approximately 78.0% of the outstanding shares of the Company’s Common Stock. With over 25 years of experience in leading companies belonging to the in vitro diagnostics industry, the Board of Directors believes that Mr. Vazirani brings strategic insight and leadership and a wealth of knowledge regarding the diagnostics industry to the Board of Directors. The Board of Directors also believes that Mr. Vazirani’s experience in, and knowledge of, the international in vitro diagnostics market contributes greatly to the composition of the Board of Directors and provides a valuable resource to the Company. Mr. Vazirani is the first cousin of Kishore “Kris” Dudani.

Identification of Executive Officers

The following individuals are executive officers of the Company.

Name	Age	Position
Kevin D. Clark	49	Chief Executive Officer, Chief Operating Officer and President
Arthur R. Levine	54	Chief Financial Officer and Vice President — Finance

All officers serve until they resign or are replaced or removed at the pleasure of the Board of Directors. The following additional information is provided for the executive officers of the Company.

Kevin D. Clark was named the Company’s President and Chief Executive Officer in September 2010. He has served as the Company’s Chief Operating Officer since September 2007 and as Chief Operating Officer of ImmunoVision, Inc., the Company’s subsidiary located in Springdale, Arkansas, since 1987. Mr. Clark served as acting Chief Executive Officer of the Company from January 2008 to September 2008. He also served as President of ImmunoVision from 1987 through 1995. Mr. Clark was a founding member of the Arkansas Biotech Association and, from 1995 through 2004, served as its Executive Vice President, and in 2002, served as its President. Since 2003, Mr. Clark has served as a member of the Executive Committee of the University of Arkansas Technology Development Foundation, a non-profit foundation for the commercialization of technology developed at the University of Arkansas in Fayetteville. From 2000 to 2003, Mr. Clark was a member of the Advisory Board of Arkansas BioVentures, a state and federally funded incubator program for biotechnology.

Arthur R. Levine was appointed the Company’s Chief Financial Officer in August 2010 and the Company’s Vice President — Finance in April 2010. Prior to joining the Company, Mr. Levine was employed by Airspan Networks Inc., a publicly traded vendor of wireless products and solutions, where he served as Vice President — Finance and Controller from January 2006 through September 2009 after previously serving as Director of Finance beginning in October 2005. From 2003 through 2005, Mr. Levine served as Director of Finance of DentaQuest Ventures, Inc., a privately-held third party administrator and insurer of dental benefits. From 1995 through 2003, Mr. Levine was employed by Scitex Corporation Ltd., a publicly traded manufacturer of digital printing equipment, where he served in a number of financial roles, including Vice President and Corporate Controller. Mr. Levine worked at Ernst & Young LLP from 1984 through 1995. He received a B.S. from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

Certain Relationships and Related Transactions

Controlling Stockholder.  On September 1, 2010, ERBA purchased all of the approximately 72.4% of the outstanding shares of the Company’s Common Stock then owned by the Debregeas-Kennedy Group for an aggregate purchase price of approximately $15,000,000, or $0.75 per share. As a result of this share acquisition, the consummation of the initial transactions contemplated by the investment made by ERBA, as further described below, including ERBA’s purchase from the Company, and the Company’s issuance to ERBA, of 6,666,667 shares of the Company’s Common Stock, and ERBA’s exercise, in part, of the warrant, as further described below, for 600,000 shares of the Company’s Common Stock, ERBA now beneficially owns, directly or indirectly, approximately 78.0% of the outstanding shares of the Company’s Common Stock. Transasia Bio-medicals Ltd. is the parent company of ERBA.

Certain Relationships and Related Transactions.  On April 8, 2011, the Company entered into a stock purchase agreement with ERBA, pursuant to which the Company agreed to sell and issue to ERBA an aggregate of 20,000,000 shares of the Company’s Common Stock for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of the Company’s Common Stock. On June 30, 2011, ERBA paid the Company $5,000,000 in order to consummate the initial transactions contemplated by the investment. As a result, the Company issued to ERBA 6,666,667 shares of the Company’s Common Stock and, in connection with the consummation of the initial transactions contemplated by the investment, a warrant to purchase 20,000,000 shares of the Company’s Common Stock, with a five-year term and an exercise price per share of the Company’s Common Stock equal to $0.75. Pursuant to the stock purchase agreement, as amended on December 29, 2011, the Company has also agreed to issue to ERBA an additional 6,666,667 shares of the Company’s Common Stock for an aggregate purchase price of $5,000,000, as well as an additional 6,666,666 shares of the Company’s Common Stock for an aggregate purchase price of $5,000,000, in each case, on the date that is 60 days after the date on which a majority of the independent directors on the Company’s Board of Directors determines by vote or written consent that such additional transaction shall occur and causes notice thereof to be delivered to ERBA.

In the fourth quarter of 2011, a subsidiary of the Company entered into a contract research and development agreement with ERBA for a total of Euro 700,000, pursuant to which ERBA has agreed to pay the subsidiary a total amount of Euro 133,000, equivalent to approximately $186,000, during the fourth quarter of 2011 and an additional Euro 567,000 during 2012 for the results of certain research and development.

In April 2012, ERBA exercised, in part, the warrant by paying an aggregate exercise price of $450,000 to the Company and, in connection therewith, the Company issued to ERBA 600,000 shares of the Company’s Common Stock.

The Company anticipates that, during the year ending December 31, 2012, the Company will sell test kits and instruments to, and may perform contract research and development services for, ERBA, Transasia Bio-medicals Ltd., and their affiliates. While the Company is not currently able to reasonably estimate the approximate aggregate dollar value associated with these sales and services, the Company believes that the aggregate dollar value associated with these sales and services could reasonably be expected to be in excess of $120,000.

Compensation of Named Executive Officers

Summary Compensation Table — 2011

The following table sets forth certain summary information concerning compensation which, during the fiscal years ended December 31, 2011 and 2010, the Company paid or accrued to or on behalf of each individual serving or acting as the Company’s principal executive officer during the fiscal year ended December 31, 2011, and the only other individual serving as an executive officer at December 31, 2011 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kevin D. Clark,(1) Chief Executive Officer	2011	$227,000	—	—	—	—	—	—	$227,000
	2010	$227,000	—	—	—	—	—	—	$227,000
Arthur R. Levine,(2) Chief Financial Officer	2011	$170,000	—	—	—	—	—	—	$170,000
	2010	$108,575	—	—	$32,500	—	—	—	$141,075

(1)	On September 26, 2011, Mr. Clark delivered notice to the Company of his intention to resign effective as of March 27, 2012. On March 23, 2012, the Company and Mr. Clark agreed to continue Mr. Clark’s current roles as the Company’s President, Chief Executive Officer and Chief Operating Officer until June 30, 2012. Mr. Clark was appointed as the Company’s Chief Executive Officer and President on September 3, 2010. Throughout the fiscal years ended December 31, 2011 and 2010, Mr. Clark served as, and Mr. Clark continues to serve as, the Company’s Chief Operating Officer and the Chief Operating Officer of ImmunoVision. On March 27, 2009, Mr. Clark entered into an employment agreement with the Company, which was amended on August 31, 2010 and on September 3, 2010. The terms of Mr. Clark’s employment agreement and the amendments thereto are described under “Potential Payments upon Termination or Change-in-Control” below. Mr. Clark’s employment agreement, as amended, expired in accordance with its terms on March 27, 2012. The type of Mr. Clark’s employment by the Company beyond March 27, 2012 is “at-will” and without any employment agreement.
(2)	Mr. Levine was appointed as the Company’s Chief Financial Officer effective September 1, 2010 and joined the Company as Vice President — Finance on April 5, 2010. Prior to April 5, 2010, Mr. Levine was not employed by the Company and, accordingly, he did not receive any compensation from the Company prior to April 5, 2010 during the year ended December 31, 2010. On April 5, 2010, Mr. Levine entered into an employment agreement with the Company, which was amended on September 1, 2010. The terms of Mr. Levine’s employment agreement and the amendment thereto are described under “Potential Payments upon Termination or Change-in-Control” below.
(3)	Represents the aggregate grant date fair value of option awards calculated in accordance with Codification Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s Consolidated Financial Statements, Shareholders’ Equity, contained in the Annual Report on Form 10-K which the Company filed with the SEC on April 16, 2012.

Outstanding Equity Awards at Fiscal Year-End — 2011

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of December 31, 2011.

	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Name	Exercisable	Unexercisable
Kevin D. Clark	50,000	—	—	$0.65	9/22/18
	50,000	—	—	$1.20	9/22/18
Arthur R. Levine	50,000	—	—	$0.65	4/4/20

Potential Payments upon Termination or Change-in-Control

Employment Agreement with Kevin D. Clark.  On September 26, 2011, Mr. Clark delivered notice to the Company of his intention to resign effective as of March 27, 2012. On March 23, 2012, the Company and Mr. Clark agreed to continue Mr. Clark’s current roles as the Company’s President, Chief Executive Officer and Chief Operating Officer until June 30, 2012. On March 27, 2009, the Company entered into an employment agreement with Kevin D. Clark to serve as the Company’s Chief Operating Officer. The employment agreement has an initial term of three years and will automatically renew for successive one year periods unless either Mr. Clark or the Company exercises the option to allow the employment agreement to expire at the end of the then-current term. Under the employment agreement, Mr. Clark will be paid an initial annual base salary of $227,000, and the Company will review Mr. Clark’s base salary at least annually. Mr. Clark’s current annual base salary is $227,000. The employment agreement also provides that Mr. Clark will be eligible to receive, among other things, equity compensation under the Company’s equity compensation plans and an annual cash bonus upon the achievement of financial performance targets under any annual cash incentive program in effect from time to time or otherwise in the discretion of the Company’s Board of Directors or Compensation Committee. Mr. Clark did not receive an annual cash bonus during 2011. In addition, under the employment agreement, the Company is required to reimburse Mr. Clark for business expenses incurred by him in accordance with the Company’s policies and procedures for expense reimbursement. Upon the termination of the employment agreement by the Company with “Cause” (as defined in the employment agreement) or upon Mr. Clark’s resignation other than for “Good Reason” (as defined in the employment agreement), Mr. Clark will be entitled to receive all base salary compensation which has been fully earned but has not yet been paid to him, and all of Mr. Clark’s unvested equity based awards will be forfeited. Upon the expiration of the employment agreement as a result of either the Company’s or Mr. Clark’s election to allow the employment agreement to expire at the end of the then-current term, Mr. Clark will be entitled to receive or be reimbursed for, as the case may be, all base salary and annual cash bonus compensation which has been fully earned but has not yet been paid to him and all business expenses incurred by him which has not yet been reimbursed (such compensation, collectively, the “Clark Accrued Compensation”). Upon the termination of the employment agreement by the Company without “Cause” or as a result of Mr. Clark’s “Disability” (as defined in the employment agreement) or death, or upon Mr. Clark’s resignation for “Good Reason,” including, without limitation, as a result of a “Change in Control” (as defined in the employment agreement) during the initial three-year term of the employment agreement, Mr. Clark or his estate, as the case may be, will be entitled to receive the Clark Accrued Compensation and a one-time lump sum payment in an amount equal to Mr. Clark’s then-current annual base salary. In addition, in the event the Company terminates the employment agreement without “Cause,” the employment agreement is terminated as a result of Mr. Clark’s “Disability” or Mr. Clark resigns for “Good Reason,” including, without limitation, as a result of a “Change in Control” during the initial three-year term of the employment agreement, the Company, at its sole expense, will maintain in full force and effect for the continued benefit of Mr. Clark and his spouse and dependents for a period of twelve months all welfare benefit plans and programs, including, without limitation, medical, dental, disability and accidental death and dismemberment plans and programs, in which Mr. Clark or his spouse or dependents were participating, and the Company, at its sole expense, will continue Mr. Clark’s and his spouse’s and dependents’ medical coverage for a period ending upon the earlier of the one year anniversary of the termination of the employment agreement and such time as Mr. Clark becomes covered by another employer group health plan or by Medicare. The employment agreement also includes non-disclosure, non-solicitation, anti-raiding and non-disparagement covenants by Mr. Clark.

Amendments to Employment Agreement with Kevin D. Clark.  On August 31, 2010, Mr. Clark’s employment agreement was amended to waive his right (i) to terminate his employment for “Good Reason” in connection with ERBA’s acquisition of the shares of the Company’s Common Stock from the Debregeas-Kennedy Group and (ii) to receive the above-described severance compensation in connection therewith. Additionally, effective September 3, 2010, Mr. Clark was appointed to serve as the Company’s Chief Executive Officer and President and his employment agreement was amended solely to reflect his new positions without any other alterations to the terms and conditions, including the compensation terms, of his employment. Mr. Clark also continues to serve as the Company’s Chief Operating Officer.

Current Employment of Kevin D. Clark.  Mr. Clark’s employment agreement, as amended, expired in accordance with its terms on March 27, 2012. The type of Mr. Clark’s employment by the Company beyond March 27, 2012 is “at-will” and without any employment agreement. Mr. Clark receives a base salary at a monthly rate of $18,916.67 (equivalent to an annual rate of $227,000), which will be paid in accordance with the Company’s customary payroll procedures.

Employment Agreement with Arthur R. Levine.  On April 5, 2010, the Company entered into an employment agreement with Arthur R. Levine to serve as the Company’s Vice President — Finance. Mr. Levine’s employment agreement does not have a stated term. Under the employment agreement, Mr. Levine was paid an initial annual base salary of $135,000, and the Company will review Mr. Levine’s base salary at least annually. Mr. Levine’s current annual base salary was increased to $170,000 effective September 1, 2010 in connection with his promotion to Chief Financial Officer. In addition, under the terms and conditions of the employment agreement, Mr. Levine received options to purchase 50,000 shares of the Company’s Common Stock under the Company’s 2009 Equity Incentive Plan at an exercise price of $0.65 per share, which equaled the closing price of the Company’s Common Stock on the NYSE Amex on April 5, 2010. These options fully vested as of April 5, 2010 and will expire on April 4, 2020. The employment agreement also provides that Mr. Levine will be eligible to receive, among other things, an annual cash bonus upon the achievement of financial performance targets under any annual cash incentive program in effect from time to time or otherwise in the discretion of the Company’s Board of Directors or Compensation Committee. Mr. Levine did not receive an annual cash bonus during 2011. In addition, under the employment agreement, the Company is required to reimburse Mr. Levine for business expenses in accordance with the Company’s policies and procedures for expense reimbursement. Upon the termination of the employment agreement by the Company without “Cause” (as defined in the employment agreement) or upon Mr. Levine’s resignation for “Good Reason” (as defined in the employment agreement), Mr. Levine will be entitled to receive all base salary and annual cash bonus compensation which has been fully earned but has not yet been paid to him and all business expenses incurred by him which have not yet been reimbursed and a one-time lump sum payment in an amount equal to fifty percent (50%) of Mr. Levine’s annual base salary in effect as of the effective date of termination, and the Company, at its sole expense, would maintain in full force and effect for a period of six months for the continued benefit of Mr. Levine and his spouse and dependents all welfare benefit plans and programs, including, without limitation, medical, dental, disability and accidental death and dismemberment plans and programs, in which Mr. Levine or his spouse or dependents were participating. The employment agreement also includes non-disclosure, non-solicitation, anti-raiding and non-disparagement covenants by Mr. Levine.

Amendment to Employment Agreement with Arthur R. Levine.  On September 1, 2010, Mr. Levine’s employment agreement was amended to reflect that Mr. Levine was appointed to serve as the Company’s Chief Financial Officer, that he would report directly to the Chairman of the Company’s Board of Directors and that his annual base salary was increased to $170,000. Mr. Levine also continues to serve as the Company’s Vice President — Finance.

Compensation of Directors

The Compensation Committee recommends director compensation to the Board of Directors, and the Board of Directors approves director compensation, based on factors it considers appropriate, market conditions and trends and the recommendations of management.

In accordance with the Company’s practice of compensating directors who are deemed to be “independent” under the NYSE Amex rules relating to the independence of directors for their service on the Board of Directors, Audit Committee and Compensation Committee, on June 10, 2011, (i) each of the Company’s directors who was deemed to be “independent” under the NYSE Amex rules relating to the independence of directors was granted, in consideration for his service on the Board of Directors, an annual cash retainer of $20,000, payable in four equal quarterly installments, (ii) each member of the Audit Committee was granted, in consideration for his service on such committee, an annual cash retainer of $7,500, payable in four equal quarterly installments, (iii) each member of the Compensation Committee was granted, in consideration for his service on such committee, an annual cash retainer of $5,000, payable in four equal quarterly installments, and (iv) each of the Company’s directors who was deemed to be “independent” under the NYSE Amex rules relating to the independence of directors was awarded a grant, effective as of two business days after the public announcement of the voting results of the Company’s annual meeting of stockholders, of options to purchase 25,000 shares of the Company’s Common Stock under the Company’s 2009 Equity Incentive Plan with an exercise price of $0.91 per share, which was the closing price of the Company’s Common Stock on the NYSE Amex on the effective date of grant, and which fully vested immediately upon the effective date of grant.

In accordance with the Company’s practice of compensating directors who are deemed to be “independent” under the NYSE Amex rules relating to the independence of directors for his services on the Board of Directors, Audit Committee and Compensation Committee, the options granted will terminate (to the extent not previously exercised or terminated) one month after such time, if any, as the applicable director’s service on the Board of Directors ceases.

Upon his appointment to the Board of Directors, on September 26, 2011, Gerald E. Gallwas was paid and granted compensation for his services on the Board of Directors, Audit Committee and Compensation Committee in accordance with the Company’s then current practices as described in further detail above and which was pro rated to reflect the actual duration of his services on the Board of Directors, Audit Committee and Compensation Committee.

Upon their appointment to the Board of Directors, on September 1, 2010, Suresh Vazirani and Kishore “Kris” Dudani stated that, as employees of ERBA, they would not require any compensation for their service on the Board of Directors, Audit Committee or Compensation Committee. As a result, directors who were not deemed to be “independent” under the NYSE Amex rules relating to the independence of directors, including directors who are employed by the Company or ERBA, will not receive any compensation for their service on the Board of Directors, Audit Committee or Compensation Committee.

Director Compensation — 2011

The following table sets forth certain information regarding the compensation paid to the Company’s directors for their service during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Suresh Vazirani	—	—	—	—	—	—		—
Kishore “Kris” Dudani	—	—	—	—	—	—		—
Philippe Gadal, Pharm.D.	$32,500	—	$21,750	—	—	—		$54,250
Gerald E. Gallwas(1)	$8,125	—	$10,000	—	—	—		$18,125
John B. Harley, M.D., Ph.D.	$20,000	—	$21,750	—	—	$34,000	(3)	$75,750
David M. Templeton	$32,500	—	$21,750	—	—	—		$54,250

(1)	Mr. Gallwas was appointed to the Board of Directors on September 26, 2011.
(2)	Represents the aggregate grant date fair value of option awards calculated in accordance with Codification Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s Consolidated Financial Statements, Shareholders’ Equity, contained in the Annual Report on Form 10-K which the Company filed with the SEC on April 16, 2012. The table below sets forth, as of December 31, 2011, the aggregate number of stock options held by each of the individuals included in the table above:

Name	Stock Options
Suresh Vazirani	—
Kishore “Kris” Dudani	—
Philippe Gadal, Pharm.D.	39,041
Gerald E. Gallwas	17,788
John B. Harley, M.D., Ph.D.	165,000
David M. Templeton	39,041
(3)	Represents: (i) $24,000 earned by Dr. Harley during 2011 under that certain oral consulting agreement between Dr. Harley and ImmunoVision, pursuant to which Dr. Harley was paid $2,000 per month to provide ImmunoVision with technical guidance and business assistance on an as-needed basis; and (ii) $10,000 earned by Dr. Harley during 2011 under that certain license agreement between Dr. Harley and the Company, pursuant to which Dr. Harley has granted an exclusive worldwide license to the Company for certain patents, rights and technology.

PROPOSAL #2:
AMENDMENT OF THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
CHANGING THE COMPANY’S NAME TO
“ERBA DIAGNOSTICS, INC.”

On January 10, 2012, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name from “IVAX Diagnostics, Inc.” to “ERBA Diagnostics, Inc.” The Company’s Board of Directors believes that the name change would be in the best interests of the Company and its stockholders. The new name would reflect the strong relationship that the Company enjoys with its majority stockholder — ERBA, an emerging multi-national company operating in the core business segment of in vitro diagnostics.

Under the Delaware General Corporation Law, the amendment also requires the approval of the Company’s stockholders. The Company’s Board of Directors recommends that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name from “IVAX Diagnostics, Inc.” to “ERBA Diagnostics, Inc.” If the amendment is approved by the Company’s stockholders, then Article “FIRST” of the Company’s Amended and Restated Certificate of Incorporation will be amended to change the Company’s name to “ERBA Diagnostics, Inc.” The form of the amendment is attached to this Proxy Statement as Appendix A.

ERBA has advised the Company that it will vote, or cause to be voted, all shares of the Company’s Common Stock directly or indirectly beneficially owned by it for the amendment. Accordingly, the amendment of the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.” is assured.

If the amendment is approved by the Company’s stockholders, then the Company anticipates that the NYSE Amex ticker symbol of the Company’s Common Stock, “IVD,” will remain unchanged.

If the amendment is approved by the Company’s stockholders, then the Company anticipates entering into a use of name license with ERBA granting the Company a fully paid, royalty-free, non-exclusive license to use the name “ERBA.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” THE AMENDMENT OF THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
CHANGING THE COMPANY’S NAME TO “ERBA DIAGNOSTICS, INC.”

AUDIT COMMITTEE REPORT

From the beginning of the 2011 fiscal year through September 26, 2011, the Audit Committee consisted of Philippe Gadal, Pharm.D., Chairman, and David M. Templeton. On September 26, 2011, Gerald E. Gallwas was appointed to the Board of Directors, the Audit Committee and the Compensation Committee. Accordingly, from September 26, 2011 through the end of the 2011 fiscal year, the Audit Committee consisted of, and the Audit Committee currently consists of, Dr. Gadal, Chairman, and Messrs. Templeton and Gallwas. As a “smaller reporting company,” as such term is defined under the Exchange Act, and in accordance with applicable rules and regulations of the NYSE Amex, the Company is permitted to have an audit committee consisting of just two members.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 with management and the Company’s independent auditors for the fiscal year ended December 31, 2011, Grant Thornton LLP (“Grant Thornton”).

The Audit Committee also discussed with Grant Thornton the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton its independence from the Company. When considering Grant Thornton’s independence, the Audit Committee considered whether Grant Thornton’s provision of services to the Company was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.

The Audit Committee also met with Grant Thornton, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s review and these meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by the Members of the Audit Committee:

Philippe Gadal, Pharm.D., Chairman
David M. Templeton
Gerald E. Gallwas

Principal Accounting Fees and Services

The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP (“PwC”), the Company’s principal accountant, for the period from January 1, 2010 through June 11, 2010, and Grant Thornton, which succeeded PwC as the Company’s principal accountant, for the period from June 18, 2010 through December 31, 2010 and for the fiscal year ended December 31, 2011.

	For the years ended December 31,
	2011	2010
Audit Fees	$253,875	$282,213
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$253,875	$282,213

In the table above, pursuant to their definitions under the applicable regulations of the SEC, “audit fees” are fees for professional services rendered for the audit of the Company’s annual financial statements and review of the Company’s financial statements included in its quarterly reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements, and primarily include accounting consultations and audits in connection with potential acquisitions; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services to be performed by the Company’s principal accountant, except in those instances which do not require such pre-approval pursuant to the applicable regulations of the SEC. The Audit Committee has established policies and procedures for its pre-approval of audit services and permitted non-audit services and, from time to time, the Audit Committee reviews and revises its policies and procedures for pre-approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of May 14, 2012, information about the beneficial ownership of the Company’s Common Stock by (i) each director as of May 14, 2012, (ii) each Named Executive Officer, (iii) all directors and executive officers as of May 14, 2012 as a group and (iv) each person who the Company knows beneficially owns more than 5% of the Company’s Common Stock. All such shares were owned directly with sole voting and investment power unless otherwise indicated.

Name	Shares (#)(1)		Percent of Class (%)
ERBA Diagnostics Mannheim GmbH(2) Mallaustr 69-73 Mannheim, Germany 68219	60,034,713		88.7%
Transasia Bio-medicals Ltd.(2) Transasia House 8 Chandivali Studio Road Mumbai, India 400072	60,034,713		88.7%
Suresh Vazirani(2) Transasia House 8 Chandivali Studio Road Mumbai, India 400072	60,034,713		88.7%
Kishore “Kris” Dudani(2) Transasia House 8 Chandivali Studio Road Mumbai, India 400072	60,034,713		88.7%
Kevin D. Clark	219,476	(3)	*
Arthur R. Levine	50,000	(4)	*
Philippe Gadal, Pharm.D.	39,041	(5)	*
Gerald E. Gallwas	17,788	(6)	*
John B. Harley, M.D., Ph.D.	165,000	(7)	*
David M. Templeton	39,041	(8)	*
All directors and executive officers as of May 14, 2012 as a group (8 persons)	60,565,059		88.9%

*	Represents beneficial ownership of less than 1%.
(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act.
(2)	Includes 60,026,313 shares of the Company’s Common Stock owned directly by ERBA (of which 13,333,333 remain to be purchased by ERBA under the stock purchase agreement and 19,400,000 remain to be exercised by ERBA under the warrant, in each case, as further described above) and 8,400 shares of the Company’s Common Stock owned directly by Erba Lachema s.r.o. On September 2, 2010, ERBA, Transasia Bio-medicals Ltd., Erba Lachema s.r.o. and Messrs. Vazirani and Dudani filed a Schedule 13D as a “group,” as such term is used in Section 13(d) of the Exchange Act, and which Schedule 13D was amended by them on July 5, 2011. As set forth in the Schedule 13D, as amended, each of ERBA, Transasia and Messrs. Vazirani and Dudani may be deemed to have an aggregate beneficial ownership of 60,034,713, or 88.7%, of the issued and outstanding shares of the Company’s Common Stock; provided, however, that each of Messrs. Vazarani and Dudani disclaims such beneficial ownership except to the extent of his pecuniary interest therein. Erba Lachema s.r.o. may only be deemed to be the beneficial owner of the 8,400 shares of the Company’s Common Stock that it owns directly.

(3)	Includes options to purchase 100,000 shares of the Company’s Common Stock granted to Mr. Clark and 119,476 shares of the Company’s Common Stock owned by Mr. Clark through the Company’s 401(k) Plan.
(4)	Includes options to purchase 50,000 shares of the Company’s Common Stock granted to Mr. Levine.
(5)	Includes options to purchase 39,041 shares of the Company’s Common Stock granted to Dr. Gadal.
(6)	Includes options to purchase 17,788 shares of the Company’s Common Stock granted to Mr. Gallwas.
(7)	Includes options to purchase 165,000 shares of the Company’s Common Stock granted to Dr. Harley.
(8)	Includes options to purchase 39,041 shares of the Company’s Common Stock granted to Mr. Templeton.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named as proxy holders will have the discretion to vote any shares of the Company’s Common Stock for which they hold proxies in accordance with their best judgment. If, for any reason, any of the nominees for election to the Board of Directors is not available as a candidate for director, then the persons named as proxy holders will vote any shares of the Company’s Common Stock for which they hold proxies for such other candidate(s) as may be nominated by the Board of Directors.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s Audit Committee has not yet selected the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The Company’s Audit Committee is currently engaged in the process of choosing the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Grant Thornton acted as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2011 and December 31, 2010.

The audit report of Grant Thornton on the Company’s financial statements for the fiscal year ended December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Grant Thornton on the Company’s financial statements for the fiscal year ended December 31, 2010 contained an explanatory paragraph indicating that certain matters had raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2011 and 2010 and the interim period through May 14, 2012, the Company had no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports. In addition, during that time, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Representatives of the Company’s independent registered accounting firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

On June 11, 2010, the Company, upon the approval of the Audit Committee, dismissed PwC as the Company’s independent registered public accounting firm. The Company’s decision to dismiss PwC was made in connection with the Company’s election to engage a new independent registered public accounting firm.

The audit reports of PwC on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2009 and 2008 and the interim period through June 11, 2010, the Company had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to

PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports. In addition, during that time, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On June 18, 2010, the Company appointed Grant Thornton as its new independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010. The decision to appoint Grant Thornton was made and approved by the Audit Committee.

During the fiscal years ended December 31, 2009 and 2008 and the interim period through June 18, 2010, the Company had not consulted with Grant Thornton regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING

This Proxy Statement (including a form of the accompanying Proxy Card) is available at www.ivaxdiagnostics.com/proxystatements.html, and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2011 is available at www.ivaxdiagnostics.com/annualreports.html.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2013, and to be included in the Company’s proxy statement and form of proxy for that meeting, must be in writing and in compliance with applicable rules and regulations and received by the Secretary of the Company at its main offices at 2140 North Miami Avenue, Miami, Florida 33127 no later than January [ ___ ], 2013. In addition to any other applicable requirements, for a stockholder to properly present any proposal at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2013, but not to be included in the Company’s proxy statement and form of proxy for that meeting, the proposal must be in writing and in compliance with the Company’s Bylaws and received by the Secretary of the Company at its main offices, as listed above, no earlier than January [ ___ ], 2013 and no later than March [ ___ ], 2013.

BY ORDER OF THE BOARD OF DIRECTORS

[ signature ]

Kevin D. Clark,
Chief Executive Officer,
Chief Operating Officer and President

May [ __ ], 2012

Appendix A

FORM OF
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
IVAX DIAGNOSTICS, INC.

IVAX Diagnostics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That at a meeting of the Board of Directors of the corporation resolutions were duly adopted setting forth a proposed amendment to the corporation’s Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the corporation’s stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the corporation be amended by changing Article “FIRST” so that, as amended hereby, said Article shall be and read as follows:

“The name of the Corporation is ERBA Diagnostics, Inc.”

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the corporation’s stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its duly authorized officer, effective as of this ___ day of _____________, 2012.

By: Name:
Title:

A-1

Appendix B

IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

PROXY

This Proxy is solicited on behalf of the Board of Directors of IVAX Diagnostics, Inc.

I (whether one or more of us) appoint Kevin D. Clark and Arthur R. Levine, and each of them separately, as my proxies, each with the power to appoint his substitute, and authorize each of them to vote as designated on the reverse side, all of my shares of Common Stock of IVAX Diagnostics, Inc. held of record by me at the close of business on May 17, 2012 at the Annual Meeting of Stockholders to be held on June 15, 2012 and at any postponement or adjournment of the meeting.

When properly executed and returned, this Proxy will be voted in the manner directed by me. If no direction is indicated, this Proxy will be voted “FOR” the election of both director nominees, “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.” and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope.

(continued and to be signed on the reverse side)

B-1

The Board of Directors of IVAX Diagnostics, Inc. unanimously recommends a vote “FOR” both of the nominees for director and “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.”

1. ELECTION OF DIRECTORS

FOR each nominee listed (except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed [ ]	Name	Term of Office
		Gerald E. Gallwas David M. Templeton	2015 2015
(INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through such nominee’s name.)
2.	AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION CHANGING THE COMPANY’S NAME TO “ERBA DIAGNOSTICS, INC.”

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.   In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

I acknowledge receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the June 15, 2012 meeting.

Dated:  , 2012

Signature

Signature (if held jointly)

(Please date this Proxy Card and sign exactly as your name or names appear on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Please complete, date, sign and mail this Proxy Card promptly in the enclosed envelope. Postage is not necessary if mailed in the United States.

B-2